UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 27, 2015

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in fiscal Year.

On July 27, 2015, the Board of Directors (the “Board”) of Citrix Systems, Inc. (“Citrix”) adopted amended and restated bylaws (the “A&R Bylaws”) to include a new Section 11 under Article 5 entitled “Exclusive Jurisdiction of Delaware Courts.” Pursuant to Section 115 of the Delaware General Corporation Law, Section 11 designates the Court of Chancery of the State of Delaware as the sole and exclusive forum, to the fullest extent permitted by law, and unless Citrix consents to the selection of an alternative forum, for (i) any derivative action or proceeding brought on behalf of Citrix, (ii) any action asserting a claim of a breach of a fiduciary duty owed by any director, officer, employee or agent of Citrix to Citrix or Citrix’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, Citrix’s Certificate of Incorporation or Citrix’s A&R Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The A&R Bylaws go into effect on August 1, 2015.

The foregoing description of the new bylaw provision does not purport to be complete and is qualified in its entirety by reference to the A&R Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: July 31, 2015	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Citrix Systems, Inc.